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                                                                    Exhubit 23.2

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Stock Incentive Plan of our report dated July 25, 2000, with respect to the consolidated financial statements and schedule of Respironics, Inc. and Subsidiaries included in the Annual Report (Form 10-K) for the year ended June 30, 2000, filed with the Securities and Exchange Commission.


                              /s/ Ernst & Young LLP
                              ERNST & YOUNG LLP


Pittsburgh, Pennsylvania
March 6, 2001